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                                                                    Exhibit 5.01
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                                  March 8, 2000

At Home Corporation
450 Broadway
Redwood City, California 94063

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by At Home Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on or about March 9, 2000 in connection with the registration under the Securities Act of 1933, as amended, of (a) an aggregate of 8,846,246 shares of the Company's Series A Common Stock (the "Stock"), subject to issuance by the Company upon the conversion of $500,000,000 aggregate principal amount of the Company's Convertible Subordinated Notes due 2006 (the "Notes"), which Notes are convertible into Stock at a conversion price of approximately $56.52 per share, subject to adjustment in specified circumstances, and (b) the Notes. All of the Stock and Notes may be sold on a delayed or continuous basis, as set forth in the Registration Statement and associated prospectuses and prospectus supplements, only be certain selling securityholders named in the Registration Statement and the associated prospectuses and prospectus supplements (the "Selling Securityholders").

     In rendering this opinion, we have examined the following:

     (1) the Company's Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999

     (2) the Company's Second Amended and Restated Bylaws, amended as of July 16, 1997, each of which are listed as exhibits to the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;

     (4) the Registration Statement, together with the exhibits filed as a part thereof;

     (5) the prospectus prepared in connection with the Registration Statement (the "Prospectus");
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     (6)  a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options and warrants to purchase the Company's capital stock that was prepared by the Company and dated March 8, 2000, verifying the number of such issued and outstanding securities);

     (7) the Purchase Agreement between the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Donaldson Lufkin & Jenrette Securities Corporation, Hambrecht & Quist LLC and BancBoston Robertson Stephens Inc. (collectively, the "Initial Purchasers") dated December 7, 1999;

     (8) the Registration Rights Agreement between the Company and the Initial Purchasers dated as of December 1, 1999;

     (9) a Notice and Questionnaire completed and executed by each Selling Securityholder;

     (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (11) The opinion of Winthrop, Stimson, Putnam & Roberts (the "Winthrop Opinion") dated of even date herewith, given with respect to matters related to the Notes which are governed by the laws of the state of New York.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the states of California and Delaware. In rendering the opinion expressed in clause (i)(B) below with respect to matters related to the Notes governed by the laws of the state of New York, we have relied solely on the Winthrop Opinion.
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     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     The Company has informed us that the Company intend to issue the Stock, and that the Selling Securityholders may offer and sell the Notes and the Stock, from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

     Based upon the foregoing, it is our opinion that (i) the Notes are (A) validly issued and (B) are binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation, the availability or unavailability of equitable remedies, and by an implied covenant of good faith and fair dealing, and the effect of California and federal laws relating to usury or permissible rates of interest for loans, forebearances or the use of money), and (ii) upon completion of the proceedings being taken or contemplated by you and upon conversion of the Notes, the 8,846,246 shares of Stock that may be sold by the Selling Securityholders pursuant to the Registration Statement, when evidenced by appropriate certificates that have been properly executed and delivered and when issued and sold in accordance with and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP


                                       By: /s/ Jeffrey R. Vetter
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                                               Jeffrey R. Vetter, a partner